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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank

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                                                Collection Period:                           1-Nov-98         30-Nov-98
                                                Distribution Date:                          15-Dec-98

                                                                                                           Per $1,000 of
                                                                                                             Original
Statement for Class A and Class B Certificateholders Pursuant                                             Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                 Certificate Amount
                                                                                                        ------------------
(i)     Principal Distribution
           Class A Certificate Amount                                                 $  5,437,937.67       $ 13.94320408
           Class B Certificate Amount                                                 $    256,237.90       $ 13.94264338

(ii)    Interest Distribution
           Class A Certificate Amount                                                 $    360,291.24       $  0.92380873
           Class B Certificate Amount                                                 $     17,391.72       $  0.94633366

(iii)   Servicing Fee                                                                 $     60,850.34       $  0.14900264

(iv)    Class A Certificate Balance (after principal distributions)                   $ 64,295,849.76
        Class A Pool Factor (after principal distributions)                                 0.1648585
        Class B Certificate Balance (after principal distributions)                   $  3,030,386.35
        Class B Pool Factor (after principal distributions)                                 0.1648921

(v)     Total Pool Balance (end of Collection Period)                                 $ 67,326,236.11


                                                                                     Current Period          Cumulative
                                                                                  -------------------  --------------------

(vi)    Defaulted Receivables                                                         $    322,620.65       $ 13,273,867.21
        Liquidation Proceeds                                                               302,549.14          6,969,035.10
                                                                                  -------------------  --------------------
        Aggregate Net Losses                                                          $     20,071.51       $  6,304,832.11
                                                                                  ===================  ====================

(vii)   Aggregate Principal Balance of Receivables
          Repurchased by Seller or Servicer:
           Principal Portion                                                          $             -
           Interest Portion                                                           $             -

(viii)  Class A Interest Carryover Shortfall                                          $             -
        Class B Interest Carryover Shortfall                                          $             -
        Class A Principal Carryover Shortfall                                         $             -
        Class B Principal Carryover Shortfall                                         $             -

(ix)    Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                  $  6,125,764.72

(x)     Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                             $  6,125,764.72

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